                                                                       EXHIBIT 6

                US REMODELERS, INC.                            CUSIP 903411 20 5
             (A DELAWARE CORPORATION)
                                                                           UNITS
             AUTHORIZED CAPITALIZATION:
15,000,000 SHARES OF COMMON STOCK, $0.01 PAR VALUE
         100,000 SHARES OF PREFERRED STOCK


UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
        TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT, for value received



as described above, transferable only on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney, on surrender of the Certificate properly endorsed. Each Unit consists of one (1) share of U.S. Remodelers, Inc. Common shares, $0.01 par value (the "Common") and one (1) Warrant (each individual warrant, the "Warrant"), each Warrant to purchase one
(1) share of Common Stock for $6.25 per share at any time on or after the Warrants become separately tradeable but no earlier than ____________, 1999 and before 5:00 P.M. Eastern Standard Time on _______________, 2004 (the "Expiration Date"). The Warrants are redeemable by the Company for $.05 per Warrant on not less than 30 nor more than 60 days written notice if the closing price of the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date that the notice of redemption is mailed equals or exceeds $8.75 per share. The terms of the Warrants are governed by a Warrant Agreement dated as of ______________, 1999 (the "Warrant agreement") between the company and Securities Transfer Corporation, as Warrant Agent (the "Warrant Agent"), and are subject to the term and provisions therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof, copies of the Warrant Agreement are on file at the office of the Warrant agent at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248, and are available to a Warrant holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 P.M., Eastern Standard, on the Expiration Date. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company. The warrants and the shares of Common Stock of U.S. Remodelers, Inc. represented by this Unit Certificates shall be nondetachable and not separately tradeable until the earlier of ___________, 1999 or such earlier date as shall be determined by _____________ Corporation and _________ Securities corporation, as the representatives of the several underwriters, (the "Separation Date").


U.S. REMODELERS, INC.

By: /s/ MURRAY H. GROSS                             [U.S. REMODELERS, INC.
   -------------------------------------            CORPORATE SEAL APPEARS HERE]
   PRESIDENT


Attest: /s/ ROBERT A. DEFRONZO
       ---------------------------------
       SECRETARY


COUNTERSIGNED:
              SECURITIES TRANSFER CORPORATION
              P.O. BOX 701629
              DALLAS, TX 75379

           By:
              -------------------------------------
              TRANSFER AGENT - AUTHORIZED SIGNATURE

                             U.S. REMODELERS, INC.

        The Corporation will furnish upon request and without charge to each stockholder the powers, designations, preference and relative, participating, optional and other special rights of each class of stock and series within a class of stock of the Corporation, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights. A Stockholder may make the request to the Corporation or to its Transfer Agent and Registrar.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT _______ Custodian ______
TEN ENT - as tenants by the entries                     (Cust)           (Minor)
JT TEN  - as joint tenants with       under Uniform Gifts to Minors
          right of survivorship       Act ______________________________________
          and not as tenants                           (State)
          common
    Additional abbreviations may also be used though not in the above list.

  For value received, ____________________ hereby sell, assign and transfer unto

Please insert Social Security or other
    identifying number of assignee

[                    ] _________________________________________________________

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________ Units
represented by the within Certificate, and do hereby

irrevocably constitute and appoint _____________________________________________

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ___________ 19__


                      Signature:

          NOTICE:
THE SIGNATURE TO THIS ASSIGNMENT
MUST CORRESPOND WITH THE
NAME AS WRITTEN UPON THE FACE
OF THE CERTIFICATE, IN EVERY         X _______________________________________
PARTICULAR, WITHOUT
ALTERATION OR ENLARGEMENT,
OR ANY CHANGE WHATEVER.              X _______________________________________



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THE SIGNATURES SHOULD BE MEDALLION STAMP GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION PURSUANT TO S.E.C. RULE 17AD-15.
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Signature(s) guaranteed by:






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